Exhibit 99.1

UTStarcom’s First Quarter 2011 Earnings Call Presentation Jack Lu, CEO Edmond Cheng, CFO NASDAQ: UTSI May 2011

2 Disclosure & Forward Looking Statements This investor presentation contains forward-looking statements, including statements regarding the Company's expectation regarding its new services business, ability to successfully launch internet TV platform, expected benefits of a joint venture and anticipated or assumed future financial results in 2011. Forward-looking statements are based on current expectations, estimates, forecasts and projections about the Company, the Company’s future performance and the industries in which the Company operates as well as on the Company management's assumptions and beliefs. These forward-looking statements are only predictions and are subject to risks and uncertainties related to, among other things, the ability of the Company to realize anticipated results of operational improvements, increase bookings, and execute on its business plan, as well as risk factors identified in its latest Annual Report on Form 10-K, Form 10-K/A, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. Therefore, actual results could differ materially and adversely from the Company's current expectations. We undertake no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this investor presentation. The Company is in a period of significant transition and in the conduct of its business is exposed to additional risks as a result. This investor presentation also includes financial guidance and information about the Company previously disclosed during the Company's 2009 and 2010 earnings conference calls and other filings with the Securities and Exchange Commission. Such guidance and information reflects the Company’s information and expectations as of those dates and this presentation is not intended to confirm or update that information and expectations.

3 Agenda First Quarter 2011 Operational Highlights 1 Financial Overview First Quarter 2011Market Dynamics Financial Outlook 4 3 2

 Won EPON/EOC contracts from cable operators in Hunan, Zhejiang and Jiangsu provinces. Received award for innovative Three Network Convergence solutions at a major China cable industry trade show. Furthered progress in improving our cost structure: OPEX decreased 34% compared to the same period last year. Moved the Beijing headquarters into a new facility in the first quarter, and entered into a new Lease Agreement for office in Hangzhou. As a result, the Company will save dramatically on rental costs in both locations. 4 Operational Highlights - China

5 Japan: Focused on Broadband opportunity Received sizable orders of PTN product from Japan following the successful completion of previously disclosed field trial in 2010 India: Focused on IPTV and Broadband opportunities Continue in negotiations to establish a JV in India with local partner Operational Highlights – Japan and India

6 China Market Dynamics: First Quarter 2011 iDTV Market 5 million TV households covered by two-way digital cable; total 50 million two-way digital cable TV households IPTV Market There were a total of 6.85 million IPTV subscribers in Q1 Total IPTV subscribers is expected to be 9-10 million by the end of 2011 1-2 million new subscribers each quarter Internet-Enabled TV Market 7 million Internet TVs sold in China More than 15 million Internet TVs will be sold in year 2011 Source: IDC, China IPTV 2008-2013 forecast and analysis; SARFT official public speech on CCBN and AVC Research Two-Way Digital Cable TV Households In 000’s In 000’s IPTV Subscribers 24,000 32,350 43,500 50,000 - 10,000 20,000 30,000 40,000 50,000 2008 2009 2010 Q1 2011 2,100 4,200 6,200 6,850 10,000 - 4,000 8,000 12,000 2008 2009 2010 Q1 2011 FY 2011

7 Launching Internet TV platform for Chinese around the world Q2 2011 Q3 2011 Q4 2011 New Internet TV Platform: iTV.cn Launch commercial trial launch subscription service to distribute content globally iTV.cn will be an end-to-end Internet TV platform that will offer a high-quality user experience with: Integrated multi-screen viewing from a single managed platform Time and location shifting Reliable HD streaming Multi-language programming Value-added interactive service, such as distance-learning, gaming and e-commerce

8 Revenue & Booking Revenue Q1 2011, revenues: $61.3 million, compared to $80.8 million in Q1 2010. The decrease was mainly driven by: 1) the wind-down of our handset business; 2) decrease in sales of MSAN product. Sales of PTN products in Japan increased significantly in the first quarter of 2011. Booking Without the PAS deferred revenue, our book-to-bill ratio for the first quarter was 1.03. With the PAS deferred revenue, our book-to-bill ratio was 0.64.

9 Gross Profit Gross profit in Q1 2011 was $19.1 million or 31% compared to $27.2 million or 34% in Q1 2010 and $8.1 million, or 11% in Q4 2010 US$ (mm) 27 23 12 8 19 34% 31% 20% 11% 31% 0 5 10 15 20 25 30 Q1 2010 Q2 2010 Q3 2010 Q4 2010 Q1 2011 5% 10% 15% 20% 25% 30% 35% Gross Profit Gross Margin

10 Operating Expenses US$ (mm) US$ (mm) Q1 2011 operating expenses decreased 34% year-over-year Q1 2011 operating expenses decreased 12.6% from Q4 2010 45,968 30,312 20,000 35,000 50,000 Q1 2010 Q1 2011 34,672 30,312 20,000 35,000 50,000 Q4 2010 Q1 2011

11 Bottom Line Q1 2011 Q1 2010 Operating Loss $11.1M $18.8M Net Loss $10.3M $16.0M Weighted Average Shares 154.8M 129.4M Net Loss per Share $0.07 $0.12

12 Segment Reporting Deferred revenue related to PAS is included in equipment sales through the end of 2011 at the rate of $23 million per quarter. Gross margin associated with the PAS deferred revenue is approximately 35%. Q1 2011 Q1 2010 Q1 2011 Q1 2010 Revenue Gross Margin Equipment Sales $52.8M $69.2M 32% 33% Service Sales Equipment -based $8.3M $11.7M 26% 37% OSS-based $0.15M $0 (165%) N/A Total $61.3M $80.8M 31% 34%

13 Strong cash balance of $310.4 million in cash, cash equivalents, and short-term investment. Zero debt Q1 2011 negative operational cash flow of $39.4 million resulted from: 1) Lower collections resulting from sales team transition 2) Seasonality, especially due to Chinese New Year 3) Restructuring related cost Balance Sheet & Cash Flow

14 Reiterate 2011 Financial Outlook Total revenue targeted to be within the range of $300 – $320 million (includes PAS deferred revenue) New services business revenue targeted to reach 10% of total sales in 2011 Targeting annualized operating expenses of less than $100 million Targeting breakeven in year 2011 on a full year basis

15 Investor Relations Contacts UTStarcom, Investor Relations: Ms. Jing Ou-Yang T: + 8610 8520 5153 E: jouyang@utstar.com Kreab Gavin Anderson, IR external advisor: In Asia: In the US: Brion Tingler Joshua Goldman-Brown T: + 8610 6535 3567 T: +1 212 515 1858 E: btingler@kreabgavinanderson.com E: jgoldman-brown@kreabgavinanderson.com